Exhibit 99.A

CUSIP No. 63009J107

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 16, 2023

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

By:	/s/ Jill McManus
Name:	Jill McManus
Title:	Assistant Treasurer

JOHNSON & JOHNSON

By:	/s/ Marc Larkins
Name:	Marc Larkins
Title:	Secretary